As filed with the Securities and Exchange Commission on October 10, 2014

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant)

ILLINOIS

(State or other jurisdiction of incorporation or organization)

36-2554642

(I.R.S. Employer Identification Number)

C/O ALLSTATE LIFE INSURANCE COMPANY

3100 SANDERS ROAD

NORTHBROOK, ILLINOIS 60062

(847) 402-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

C T CORPORATION

208 South LaSalle Street

Suite 814

Chicago, IL 60604

(312) 345-4320

(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:

JAN FISCHER-WADE, ESQUIRE

ALLSTATE LIFE INSURANCE COMPANY

2940 S. 84th Street

Lincoln, NE 68506-4142

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$2,000,000	$1.00	$2,000,000	$232

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $2,000,000 of interests in market value adjusted annuity contracts. Under rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $2,000,000. In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $1,690,124 of unsold securities from registration #333-177481 filed on October 24, 2011, for which the filing fee of $94 previously was paid. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Allstate Distributors, L.L.C., is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See the prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Supplement, dated July 6, 2011,

to the Prospectus for your Variable Annuity

Issued by

ALLSTATE LIFE INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Basic Value Fund—Series I

Invesco V.I. Basic Value Fund—Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

Supplement, dated October 18, 2010,

to the Prospectus for your Variable Annuity

Issued by

ALLSTATE LIFE INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Capital Appreciation Fund—Series I

Invesco V.I. Capital Appreciation Fund—Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

Supplement Dated December 31, 2009

To the Prospectus for Your Variable Annuity

Issued By

Allstate Life Insurance Company

Allstate Life Insurance Company of New York

Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York, or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

Allstate Life Insurance Company

The Allstate Advisor Variable Annuities (STI)

AIM Enhanced Choice

Allstate Provider Series

Allstate Provider Advantage/Ultra/Extra

Allstate Provider Advantage/Ultra (STI)

AIM Lifetime Series: Classic, Regal and Freedom

STI Classic

AIM Lifetime Plus

Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The “Annual Reports and other Documents” section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company (“Allstate Life”) incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company

AIM Lifetime Plus

Supplement, dated February 13, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The “Annual Reports and Other Documents” section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company (“Allstate Life”) incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758566, Topeka, KS 66675-8566 or by calling 1-800-457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company

Allstate Financial Advisors Separate Account I

Supplement, dated November 2, 2006,

to

The AIM Lifetime Plus Prospectus

The AIM Lifetime Plus II Prospectus

The AIM Lifetime Enhanced Choice Prospectus

The Provider Ultra Prospectus

The Provider Extra Prospectus

The Provider Advantage Prospectus

This supplement amends certain disclosures contained in the above-referenced prospectus for certain variable annuity contracts issued by Allstate Life Insurance Company.

AIM V.I. Demographic Trends Fund – Series I reorganization

Allstate Life Insurance Company has received notice that the shareholders of the AIM V.I. Demographic Trends Fund – Series I approved the reorganization of the AIM V.I. Demographic Trends Fund – Series I Portfolio into the AIM V.I. Capital Appreciation Fund – Series I Portfolio.

On or around November 3, 2006 (“Conversion Date”), the AIM V.I. Demographic Trends Fund – Series I Portfolio will be merged into the AIM V.I. Capital Appreciation Fund – Series I Portfolio. To reflect the change in the underlying Portfolio, we will transfer any Contract Value you have in the AIM V.I. Demographic Trends Fund – Series I Variable Sub-account into the AIM V.I. Capital Appreciation Fund – Series I Variable Sub-account. Contract owners will receive a confirmation of the transaction reflecting this change.

AIM Advisors, Inc. is the investment adviser for the AIM V.I. Capital Appreciation Fund – Series I Portfolio. The investment objective for this Portfolio is growth of capital.

If you currently have allocations made to the AIM V.I. Demographic Trends Fund – Series I Variable Sub-account through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will be made to the AIM V.I. Capital Appreciation Fund – Series I Variable Sub-account as of the Conversion Date.

If you would like information on how to transfer to another investment alternative, or how to make a change to your current allocations, please contact your financial representative or call our Customer Service Center at 1-800-776-6978.

For future reference, please keep this supplement together with your prospectus.

AIM LIFETIME PLUS(SM)VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:

P.O. BOX 80469, LINCOLN, NE 68501-0469 TELEPHONE NUMBER: 1-800-776-6978 PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company (“ALLSTATE LIFE”) is offering the AIM Lifetime Plus(SM) Variable Annuity, an individual and group flexible premium deferred variable annuity contract (“CONTRACT”). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives (“INVESTMENT ALTERNATIVES”). The Investment Alternatives include a fixed account option (“FIXED ACCOUNT”) and 18 variable sub-accounts (“VARIABLE SUB-ACCOUNTS”) of the Allstate Financial Advisors Separate Account I (“VARIABLE ACCOUNT”). Each Variable Sub-Account invests exclusively in shares of one of the following funds (“FUNDS”) of AIM Variable Insurance Funds (SERIES I SHARES):

AIM V.I. AGGRESSIVE GROWTH FUND – SERIES I	AIM V.I. GOVERNMENT SECURITIES FUND –
AIM V.I. BALANCED FUND – SERIES I*	SERIES I
AIM V.I. BASIC VALUE FUND – SERIES I	AIM V.I. GROWTH FUND – SERIES I
AIM V.I. BLUE CHIP FUND – SERIES I	AIM V.I. HIGH YIELD FUND – SERIES I
AIM V.I. CAPITAL APPRECIATION FUND – SERIES I	AIM V.I. INTERNATIONAL GROWTH FUND –
AIM V.I. CAPITAL DEVELOPMENT FUND – SERIES I	SERIES I
AIM V.I. CORE EQUITY FUND – SERIES I	AIM V.I. MID CAP CORE EQUITY FUND –
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND – SERIES I**	SERIES I
AIM V.I. DIVERSIFIED INCOME FUND – SERIES I	AIM V.I. MONEY MARKET FUND – SERIES I
AIM V.I. PREMIER EQUITY FUND – SERIES I
AIM V.I. TECHNOLOGY FUND – SERIES I
AIM V.I. UTILITIES FUND – SERIES I

*	Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.
**	Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund – Series I will change its name to AIM V.I. Demographic Trends Fund – Series I.

WE (Allstate Life) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission (“SEC”). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 42 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR

DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR

HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THIS

PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A

FEDERAL CRIME.

IMPORTANT NOTICES

THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT

HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL

INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE

CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED

BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.

INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,

INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THE CONTRACTS ARE NOT FDIC INSURED.

WE ARE NO LONGER OFFERING THE CONTRACTS FOR SALE.

1 PROSPECTUS

2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

PAGE
Accumulation Phase	6
Accumulation Unit	9
Accumulation Unit Value	9
Annuitant	9
Automatic Additions Program	10
Automatic Fund Rebalancing Program	17
Beneficiary	9
Cancellation Period	4
*Contract	9, 26
Contract Anniversary	5
Contract Owner (“You”)	9
Contract Value	5
Contract Year	4
Death Benefit Anniversary	23
Dollar Cost Averaging Program	16
Due Proof of Death	22
Enhanced Death Benefit Options	23
Fixed Account	13
Free Withdrawal Amount	18

PAGE
Funds	1, 26
Allstate Life (“We”)	1, 25
Guarantee Periods	13
Income Plans	6, 21
Investment Alternatives	12, 13
Issue Date	6
Market Value Adjustment	14
Payout Phase	5
Payout Start Date	21
Qualified Contracts	4
Right to Cancel	4
SEC	1
Settlement Value	23
Systematic Withdrawal Program	20
Treasury Rate	15
Valuation Date	11
Variable Account	25
Variable Sub-Account	12

*	If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in the prospectus include certificates, unless the context requires otherwise. In certain states the Contract is available only as a group contract.

3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS	You can purchase a Contract with as little as $5,000 ($2,000 for “QUALIFIED CONTRACTS,” which are Contracts issued within QUALIFIED PLANS). You can add to your Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a minimum account size of $1,000.

RIGHT TO CANCEL	You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“CANCELLATION PERIOD”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account. The adjustment will reflect the deduction of mortality and expense risk charges and administrative expense charges.

EXPENSES	You will bear the following expenses:
• Total Variable Account annual fees equal to 1.45% of average daily net assets

• Annual contract maintenance charge of $35 (with certain exceptions)

• Withdrawal charges ranging from 0% to 6% of payments withdrawn (with certain exceptions)

• Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

• State premium tax (if your state imposes one)

In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

INVESTMENT ALTERNATIVES	The Contract offers 19 investment alternatives including:
• The Fixed Account (which credits interest at rates we guarantee), and
• 18 Variable Sub-Accounts investing in Funds offering professional money management by A I M Advisors, Inc.
To find out current rates being paid on the Fixed Account, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-776-6978.

SPECIAL SERVICES	For your convenience, we offer these special services:

• AUTOMATIC FUND REBALANCING PROGRAM

• AUTOMATIC ADDITIONS PROGRAM

• DOLLAR COST AVERAGING PROGRAM

• SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS	You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:
• life income with guaranteed payments
• a joint and survivor life income with guaranteed payments
• guaranteed payments for a specified period (5 to 30 years)

DEATH BENEFITS	If you or the Annuitant (if the Contract is owned by a non-living person) die before the PAYOUT START DATE, we will pay the death benefit described in the Contract. We also offer 2 Enhanced Death Benefit Options.

4 PROSPECTUS

TRANSFERS	Before the Payout Start Date, you may transfer your Contract value (“CONTRACT VALUE”) among the investment alternatives, with certain restrictions. Transfers to the Fixed Account must be at least $500.

We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each “Contract Year,” which we measure from the date we issue your Contract or a Contract anniversary (“CONTRACT ANNIVERSARY”).

WITHDRAWALS	You may withdraw some or all of your Contract Value at any time during the ACCUMULATION PHASE. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date.

In general, you must withdraw at least $50 at a time. ($1,000 for withdrawals made during the PAYOUT PHASE). Withdrawals in the Payout Phase are only available if the Payout Option is a Variable Income payment using Guaranteed Payments for a Specified Period. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 Investment Alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “ACCUMULATION PHASE” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “ISSUE DATE”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/ or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these “INCOME PLANS”) described on page 21. You receive income payments during what we call the “PAYOUT PHASE” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue Date	Accumulation Phase	Payout Start Date	Payout Phase
You buy a Contract	You save for retirement	You elect to receive income payments or receive a lump sum payment	You can receive income payments for a set period	Or you can receive income payments for life

As the Contract Owner you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See “The Contract.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or, if there is none, your Beneficiary. See “Death Benefits.”

Please call us at 1-800-776-6978 if you have any questions about how the Contract works.

6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn	0	1	2	3	4	5	6	7+
Applicable Charge	6%	6%	5%	5%	4%	4%	3%	0%
Annual Contract Maintenance Charge	$35.00**
Transfer Fee	$10.00***

*	Each Contract Year, you may withdraw up to 10% of your aggregate purchase payments without incurring a withdrawal charge or a Market Value Adjustment.
**	We will waive this charge in certain cases. See “Expenses.”
***	Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to Dollar Cost Averaging or Automatic Fund Rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge	1.35%
Administrative Expense Charge	0.10%
Total Variable Account Annual Expense	1.45%

FUND ANNUAL EXPENSES

(as a percentage of Fund average daily net assets)1 The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Fund’s fees and expenses appears in the prospectus for each Fund.

ANNUAL FUND EXPENSES

	Minimum	Maximum
Total Annual Fund Operating Expenses/(1)/(expenses that are deducted from Fund assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.75%	1.16%

(1)	Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated,

•	earned a 5% annual return on your investment, and

•	surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

	1 Year	3 Years	5 Years	10 Years
Costs Based on Maximum Annual Fund Expenses	$842	$1,373	$1,926	$3,278
Costs Based on Minimum Annual Fund Expenses	$800	$1,248	$1,718	$2,866

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

	1 Year	3 Years	5 Years	10 Years
Costs Based on Maximum Annual Fund Expenses	$302	$923	$1,566	$3,278
Costs Based on Minimum Annual Fund Expenses	$260	$798	$1,358	$2,866

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME A MORTALITY AND EXPENSE RISK CHARGE OF 1.35%, AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT CHARGE OF $35. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “ACCUMULATION UNIT.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “ACCUMULATION UNIT VALUE.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. To obtain a fuller picture of each Variable Sub-Account’s finances, please refer to the Variable Account’s financial statements contained in the Statement of Additional Information. The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the Consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800-776-6978.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) Variable Annuity is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the Investment Alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your Purchase Payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the Income Payment plan you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•	the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or Annuitant dies and

•	any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section. The maximum issue age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

Changing Ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, (“Code”) may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract Owner is a living person, you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

•	the youngest Contract Owner, otherwise

•	the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled “Death Benefits” for more details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed Income Payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any Death Benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us.

9 PROSPECTUS

Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

•	your spouse or, if he or she is no longer alive,

•	your surviving children equally, or if you have no surviving children,

•	your estate.

If more than one Beneficiary survives you, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT

Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents have the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application.

MINIMUM AND MAXIMUM ALLOWABLE AGE

You can purchase a Contract if you are between your state’s age of majority and 90 as of the date we receive the completed application. If the owner is a non-living person, then the Annuitant must be between the ages of 0 and 90 as of the date we receive the completed application.

AUTOMATIC ADDITIONS PROGRAM

You may make additional Purchase Payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Consult your sales representative for more detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your Purchase Payments among the Investment Alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your additional Purchase Payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent Purchase Payments according to the allocation for the previous Purchase Payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial Purchase Payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial Purchase Payment to your Contract within that 5 business day period. If you do not, we will return your

10 PROSPECTUS

Purchase Payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit additional Purchase Payments to the Contract at the close of the business day on which we receive the Purchase Payment at our service center (mailing address:

P.O. Box 80469, Lincoln, NE 68501-0469; overnight address: 2940 S. 84th Street, Lincoln, NE 68506-4142).

We use the term “BUSINESS DAY” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “VALUATION DATES.” Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your Purchase Payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20-day period after you receive the Contract or such longer period as your state may require. You may return it by delivering it or mailing it to us. If you exercise this “RIGHT TO CANCEL,” the Contract terminates and we will pay you the full amount of your Purchase Payments allocated to the Fixed Account. We also will return your Purchase Payments allocated to the Variable Account after an adjustment, to the extent federal or state law permits, to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is qualified under Code

Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, your Contract Value is equal to your initial Purchase Payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the Purchase Payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 Purchase Payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

•	changes in the share price of the Fund in which the Variable Sub-Account invests, and

•	the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the prospectus for the Funds before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:	EACH FUND SEEKS*:	INVESTMENT ADVISOR
AIM V.I. Aggressive Growth Fund – Series I**	Long-term growth of capital
AIM V.I. Balanced Fund – Series I***	As high a total return as possible, consistent with preservation of capital
AIM V.I. Basic Value Fund – Series I	Long-term growth of capital
AIM V.I. Blue Chip Fund – Series I	Long-term growth of capital with a secondary objective of current income
AIM V.I. Capital Appreciation Fund – Series I	Growth of capital
AIM V.I. Capital Development Fund – Series I	Long-term growth of capital
AIM V.I. Core Equity Fund – Series I	Growth of capital	A I M ADVISORS, INC..
AIM V.I. Dent Demographic Trends Fund – Series I****	Long-term growth of capital
AIM V.I. Diversified Income Fund – Series I	High level of current income
AIM V.I. Government Securities Fund – Series I	High level of current income consistent with reasonable concern for safety of principal
AIM V.I. Growth Fund – Series I	Growth of capital
AIM V.I. High Yield Fund – Series I	High level of current income
AIM V.I. International Growth Fund – Series I	Long-term growth of capital
AIM V.I. Mid Cap Core Equity Fund – Series I	Long-term growth of capital
AIM V.I. Money Market Fund – Series I	As high a level of current income as is consistent with the preservation of capital and liquidity
AIM V.I. Premier Equity Fund – Series I	Long-term growth of capital with income as a secondary objective
AIM V.I. Technology Fund – Series I	Capital growth
AIM V.I. Utilities Fund – Series I	Capital growth and current income

*	A fund’s investment objective(s) may be changed by the Fund’s Board of Trustees without shareholder approval.
**	Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund – Series I, the Fund may periodically suspend or limit the offering of its shares. The Fund will be closed to new participants when Fund assets reach $200 million. During closed periods, the Fund will accept additional investments from existing participants.

***	Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund’s objective will cahnge to long-term growth of capital and current income.
****	The AIM V.I. Dent Demographic Trends Fund – Series I is sub-advised by H.S.

Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund – Series I will change its name to AIM V.I. Demographic Trends Fund – Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

12 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your Purchase Payments to the Fixed Account. The Fixed Account may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s), if available.

Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional Purchase Payments that you may allocate to any one Guarantee Period.

The Guarantee Periods may not be available in your state.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate Life at 1-800-776-6978. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.

13 PROSPECTUS

HOW WE CREDIT INTEREST

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a Purchase Payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment	$10,000
Guarantee Period	5 years
Annual Interest Rate	4.50%

	END OF CONTRACT YEAR
	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5
Beginning Contract Value	$10,000.00
X (1 + Annual Interest Rate)	X1.045

	$10,450.00
Contract Value at end of Contract Year		$10,450.00
X (1 + Annual Interest Rate)		X1.045

		$10,920.25
Contract Value at end of Contract Year			$10,920.25
X (1 + Annual Interest Rate)			X1.045

			$11,411.66
Contract Value at end of Contract Year				$11,411.66
X (1 + Annual Interest Rate)				X1.045

				$11,925.19
Contract Value at end of Contract Year					$11,925.19
X (1 + Annual Interest Rate)					X1.045

					$12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a Withdrawal Charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. At the end of the Guarantee Period, we will automatically renew the Guarantee Period value to a new Guarantee Period of the same duration, if available, to be established on the day the previous Guarantee Period expired. In certain states your money will automatically renew into a new Guarantee Period of the shortest duration available to be established on the day the previous Guarantee Period expired, or to the Money Market Variable Sub-account if no Guarantee Periods are available at the time of expiration of the previous Guarantee Period. Please consult with your representative. During the 30-day period after the end of the Guarantee Period, you may:

1)	Take no action and your money will remain in the newly established Guarantee Period, if available, or the Money Market Variable Sub-account (Please consult with your representative; or

2)	Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)	Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4)	Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount and transfers from a Guarantee Period, other than those taken during the 30

14 PROSPECTUS

day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the “Death Benefit Amount” section. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

•	within the Free Withdrawal Amount as described on page 18 (Withdrawal Charge), as a part of the Dollar Cost Averaging Program, or

•	withdrawals taken to satisfy IRS required minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. “TREASURY RATE” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Guarantee Period for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces the value in the Fixed Account to less than $500, we will treat the request as a transfer of the entire value.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your Variable Income Payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your Income Payments consisting of Fixed Income Payments. You may not, however, convert any of your Fixed Income Payments into Variable Income Payments. You may not

15 PROSPECTUS

make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your Income Payments consisting of Fixed Income Payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-776-6978. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-776-6978. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

•	we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•	the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

•	whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

•	whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

•	the investment objectives and/or size of the Sub-account underlying portfolio.

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If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Under the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, or a 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. The intervals between transfers, may be monthly, quarterly, semi-annually, or annually. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone.

The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in processing purchase payments; keeping records; processing death claims, cash withdrawals, policy changes; proxy statements; calculating Accumulation

17 PROSPECTUS

Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

•	total Purchase Payments equal $50,000 or more, or

•	all of your money is allocated to the Fixed Account as of the Contract Anniversary.

If you surrender your Contract, we will deduct the full contract maintenance charge unless your Contract qualifies for a waiver.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.35% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then Allstate Life will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the Investment Alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or an Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a Withdrawal Charge of up to 6% of the Purchase Payment(s) you withdraw. The charge declines to 0% after 7 complete years from the date we received the Purchase Payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 10% of Purchase Payments without paying the charge. Unused portions of this 10% “FREE WITHDRAWAL AMOUNT” are not carried forward to future Contract Years. We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest Purchase Payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.We do not apply a Withdrawal Charge in the following situations:

•	on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive Income Payments for a specified period of less than 120 months);

•	the death of the Contract owner or Annuitant (unless the settlement value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules; or

•	withdrawals that qualify for the waiver as described below.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER

We will waive the Withdrawal Charge on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1.	you, or the Annuitant if the Contract is owned by a non-living person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2.	we must receive the request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital; and

3.	a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant’s immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant’s stay in a long term care facility. Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

18 PROSPECTUS

The laws of your state may limit the availability of this waiver and may also change certain terms and/or benefits available under the waiver. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our Withdrawal Charge because of the waiver, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until Income Payments begin or when a total withdrawal occurs including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the Purchase Payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8 above.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

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ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See “Income Plans” on page 21.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require you to return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.	An emergency exists as defined by the SEC; or

3.	The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.

Depending on fluctuations in the “accumulation unit value” of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Systematic withdrawal payments are subject to any applicable withdrawal charges and market value adjustments. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we may treat the request as a withdrawal of the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract’s value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and taxes.

20 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An “Income Plan” is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described on below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 – LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 – JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the Guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 – GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

21 PROSPECTUS

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

•	pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS

The amount of your Variable Income Payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your Variable Income Payments. Your Variable Income Payments may be more or less than your total Purchase Payments because (a) Variable Income Payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your Variable Income Payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the Variable Income Payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine Variable Income Payments.

FIXED INCOME PAYMENTS

We guarantee Income Payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the Fixed Income Payments by:

1)	adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2)	deducting any applicable premium tax; and

3)	applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making Fixed Income Payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain Income Payment Tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use Income Payment Tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.	any Contract owner dies or,

2.	the Annuitant dies, if the Contract is owned by a company or other non-living Owner.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case a Contract owned by a non-living owner, upon the death of an Annuitant, we will pay the death benefit to the current Contract Owner. A claim for a distribution on death must include “DUE PROOF OF DEATH.” We will accept the following documentation as Due Proof of Death:

•	a certified copy of a death certificate;

•	a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

•	any other proof acceptable to us.

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We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for the payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for payment of the Death Benefit within 180 days of the date of death, the Death Benefit is equal to the greatest of:

1.	the Contract Value as of the date we determine the Death Benefit, or

2.	the SETTLEMENT VALUE (that is, the amount that would have been payable on a full withdrawal of the Contract Value) on the date that we determine the Death Benefit, or

3.	the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date that we determine the Death Benefit, adjusted by any Purchase Payments, withdrawals, and charges made since that Death Benefit Anniversary.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

A “Death Benefit Anniversary” is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

We will adjust the Death Benefit by any applicable Market Value Adjustment as of the date we determine the Death Benefit (a Market Value Adjustment, if any, made upon payment of a Death Benefit would be positive). The Death Benefit will never be less than the sum of all purchase payments less any amounts previously paid to the Contract owner (including income tax withholding).

If we do not receive a complete request for payment of the Death Benefit within 180 days of the date of death, the Death Benefit is equal to the greater of:

•	the Contract Value as of the date we determine the Death Benefit, or

•	the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the death proceeds will equal the Death Benefit as described above. This right applies only to the amount payable as death proceeds and in no way restricts when a claim maybe filed.

ENHANCED DEATH BENEFIT OPTIONS

You can select an enhanced Death Benefit option when you purchase the Contract.

ENHANCED DEATH BENEFIT A. If you select Enhanced Death Benefit A, the Death Benefit will be the greater of the values stated in the Death Benefit Amount provision above, or the value of Enhanced Death Benefit A. The Enhanced Death Benefit A is:

The greatest of the ANNIVERSARY VALUES as of the date we determine the Death Benefit. An “Anniversary Value” is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)	the date we determine the Death Benefit, or

(ii)	the 75th birthday of the oldest Contract owner, or, the Annuitant if the Contract owner is not a living person, or 5 years after the Issue Date, if later.

ENHANCED DEATH BENEFIT B. If you select Enhanced Death Benefit B, the Death Benefit will be the greater of the values stated in the Death Benefit Amount provision above, or the value of Enhanced Death Benefit B. The Enhanced Death Benefit B is:

Total purchase payments minus the sum of all partial withdrawals. Each Purchase Payment and each partial withdrawal will accumulate daily at a rate equivalent to 5% per year until the earlier of:

(i)	the date we determine the Death Benefit, or

(ii)	the first day of the month following the 75th birthday of the oldest Contract Owner, or, the Annuitant if the Contract Owner is not a living person, or 5 years after the Issue Date, if later.

If the enhanced Death Benefit option is purchased and neither option is selected by the Owner, the Contract will automatically include Enhanced Death Benefit A.

We will determine the value of the Death Benefit at the end of the Valuation Date on which we receive a complete request for payment of the Death Benefit which includes due proof of death. Neither Enhanced Death Benefit A nor Enhanced Death Benefit B will ever be greater than the maximum Death Benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS

If the new Owner is your spouse, the new Owner may:

1.	elect to receive the Death Benefit in a lump sum, or

23 PROSPECTUS

2.	elect to apply the Death Benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

•	The life of the new Owner; or

•	for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

•	over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options above, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following restrictions apply:

•	On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the Death Benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

•	transfer all or a portion of the excess among the Variable Sub-Accounts;

•	transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

•	transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

If the new Owner is not your spouse but is a living person, the new Owner may:

1)	elect to receive the Death Benefit in a lump sum, or

2)	elect to apply the Death Benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

•	the life of the new Owner; or

•	for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

•	over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner’s named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner’s death.

We reserve the right to offer additional options upon Death of Owner.

If the new Owner is a corporation, trust, or other non-living person:

(a)	The new Owner may elect, within 180 days of the date of death, to receive the Death Benefit in a lump sum; or

(b)	If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the Death Benefit. Unless otherwise instructed by the new Owner, the excess, if any of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

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If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

(a)	The Contract Owner may elect to receive the Death Benefit in a lump sum; or

(b)	If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant’s date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the Death Benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the Transfers provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Annuitant.

MORE INFORMATION

ALLSTATE LIFE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company (“Glenbrook Life”) issued the Contract. Effective January 1, 2005, Glenbrook Life merged with Allstate Life (“Merger”). On the date of the Merger, Allstate Life acquired from Glenbrook Life all of Glenbrook Life’s assets and became directly liable for Glenbrook Life’s liabilities and obligations with respect to all contracts issued by Glenbrook Life.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

THE VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I (“Variable Account”) in 1999. The Contracts were previously issued through Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Fund (the “Consolidation”). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account’s income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

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VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving Income Payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund’s board of trustees may require a separate account to withdraw its participation in a Fund. A Fund’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc.(“ALFS”), located at 3100 Sanders Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of any purchase payments (on a present value basis).

Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. We do not expect that a persistency bonus will exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus.

In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate Life does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

•	issuance of the Contracts;

•	maintenance of Contract owner records;

•	Contract owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

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We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

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TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of

28 PROSPECTUS

the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•	if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•	if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

•	if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract.

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The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•	made in substantially equal periodic payments over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity, or

•	attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

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TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

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Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•	made in substantially equal periodic payments over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs), and

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other ‘foreign persons’. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

32 PROSPECTUS

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

33 PROSPECTUS

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

•	A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

•	An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section 401(a).

34 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life’s annual report on Form 10-K for the year ended December 31, 2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC’s “EDGAR” system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 30549. For more information on the operations of SEC’s Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone: 1-800-776-6978).

35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,	1995	1996	1997	1998	1999
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	$10.000	$9.810
Accumulation Unit Value, End of Period	—	—	—	$9.810	$13.988
Number of Units Outstanding, End of Period	—	—	—	163,537	247,763
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
Accumulation Unit Value, Beginning of Period	—	—	—	$10.000	$11.193
Accumulation Unit Value, End of Period	—	—	—	$11.193	$13.162
Number of Units Outstanding, End of Period	—	—	—	244,603	297,688
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	—
Accumulation Unit Value, End of Period	—	—	—	—	—
Number of Units Outstanding, End of Period	—	—	—	—	—
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	—
Accumulation Unit Value, End of Period	—	—	—	—	—
Number of Units Outstanding, End of Period	—	—	—	—	—
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.827	$11.387	$12.739	$14.979
Accumulation Unit Value, End of Period	$9.827	$11.387	$12.739	$14.979	$21.350
Number of Units Outstanding, End of Period	996	4,471,775	7,850,032	8,770,421	7,460,389
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	$10.000	$9.160
Accumulation Unit Value, End of Period	—	—	—	$9.160	$11.655
Number of Units Outstanding, End of Period	—	—	—	126,384	104,456
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.897	$11.699	$14.496	$18.243
Accumulation Unit Value, End of Period	$9.897	$11.699	$14.496	$18.243	$24.138
Number of Units Outstanding, End of Period	103	2,425,462	5,374,119	6,935,245	6,476,240
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT***
Accumulation Unit Value, Beginning of Period	—	—	—	—	—
Accumulation Unit Value, End of Period	—	—	—	—	—
Number of Units Outstanding, End of Period	—	—	—	—	—
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.068	$10.934	$11.788	$12.035
Accumulation Unit Value, End of Period	$10.068	$10.934	$11.788	$12.035	$11.633
Number of Units Outstanding, End of Period	0	747,505	1,950,608	2,301,209	1,949,974
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.082	$10.164	$10.835	$11.484
Accumulation Unit Value, End of Period	$10.082	$10.164	$10.835	$11.484	$11.189
Number of Units Outstanding, End of Period	0	263,768	550,452	912,586	791,933
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.852	$11.466	$14.388	$18.954
Accumulation Unit Value, End of Period	$9.852	$11.466	$14.388	$18.954	$25.263
Number of Units Outstanding, End of Period	104	2,070,239	4,031,175	5,170,994	4,664,892
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	$10.000	$9.141
Accumulation Unit Value, End of Period	—	—	—	$9.141	$9.957
Number of Units Outstanding, End of Period	—	—	—	170,679	207,626

36 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.103	$11.953	$12.598	$14.340
Accumulation Unit Value, End of Period	$10.103	$11.953	$12.598	$14.340	$21.914
Number of Units Outstanding, End of Period	936	1,969,297	3,667,815	3,847,934	3,482,659
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	—
Accumulation Unit Value, End of Period	—	—	—	—	—
Number of Units Outstanding, End of Period	—	—	—	—	—
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.023	$10.369	$10.745	$11.125
Accumulation Unit Value, End of Period	$10.023	$10.369	$10.745	$11.125	$11.479
Number of Units Outstanding, End of Period	0	894,947	1,291,169	1,389,344	1,636,925
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.783	$11.090	$13.520	$17.644
Accumulation Unit Value, End of Period	$9.783	$11.090	$13.520	$17.644	$22.589
Number of Units Outstanding, End of Period	966	3,528,353	7,294,719	9,222,186	8,450,007
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	—
Accumulation Unit Value, End of Period	—	—	—	—	—
Number of Units Outstanding, End of Period	—	—	—	—	—
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	—
Accumulation Unit Value, End of Period	—	—	—	—	—
Number of Units Outstanding, End of Period	—	—	—	—	—

For the period beginning January 1 and ending December 31,	2000	2001	2002	2003	2004
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$13.988	$14.146	$10.308	$7.856	$9.809
Accumulation Unit Value, End of Period	$14.146	$10.308	$7.856	$9.809	$10.809
Number of Units Outstanding, End of Period	374,674	317,871	319,993	230,230	179,238
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
Accumulation Unit Value, Beginning of Period	$13.162	$12,429	$10.849	$8.865	$10.167
Accumulation Unit Value, End of Period	$12,429	$10.849	$8.865	$10.167	$10.774
Number of Units Outstanding, End of Period	324,385	466,375	375,715	439,072	444,026
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	$10.000	$11.200	$8.594	$11.319
Accumulation Unit Value, End of Period	—	$11.200	$8.594	$11.319	$12.390
Number of Units Outstanding, End of Period	—	106,295	523,111	580,855	585,781
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.824	$6.736	$4.902	$6.046
Accumulation Unit Value, End of Period	$8.824	$6.736	$4.902	$6.046	$6.238
Number of Units Outstanding, End of Period	43,201	137,431	150,596	287,759	292,330
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$21.350	$18.749	$14.176	$10.569	$13.491
Accumulation Unit Value, End of Period	$18.749	$14.176	$10.569	$13.491	$14.178
Number of Units Outstanding, End of Period	6,513,666	5,542,201	4,387,246	3,567,434	2,806,660
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$11.655	$12.551	$11.369	$8.812	$11.757
Accumulation Unit Value, End of Period	$12.551	$11.369	$8.812	$11.757	$13.383
Number of Units Outstanding, End of Period	100,594	148,205	218,127	255,346	254,296
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$24.138	$20.330	$12.901	$12.863	$15.774
Accumulation Unit Value, End of Period	$20.330	$12.901	$12.863	$15.774	$16.941
Number of Units Outstanding, End of Period	5,660,367	3,481,797	3,775,932	3,130,397	2,491,799
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
Accumulation Unit Value, Beginning of Period	$10.000	$7.890	$5.294	$3.537	$4.793
Accumulation Unit Value, End of Period	$7.890	$5.294	$3.537	$4.793	$5.114
Number of Units Outstanding, End of Period	254,388	297,997	202,469	24,461	228,059

37 PROSPECTUS

AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$11.633	$10.226	$11.788	$11.886	$12.797
Accumulation Unit Value, End of Period	$11.547	$11.788	$11.886	$12.797	$13.248
Number of Units Outstanding, End of Period	1,535,325	1,296,754	1,072,702	868,070	665,077
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$11.189	$12.146	$12.738	$13.759	$13.706
Accumulation Unit Value, End of Period	$12.146	$12.738	$13.759	$13.706	$13.855
Number of Units Outstanding, End of Period	655,826	777,763	1,181,464	795,578	607,494
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$25.263	$19.799	$12.901	$8.777	$11.353
Accumulation Unit Value, End of Period	$19.799	$12.901	$8.777	$11.353	$12.110
Number of Units Outstanding, End of Period	4,123,264	3,481,797	2,700,234	2,174,278	1,723,647
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$9.957	$7.949	$7.443	$6.908	$8.717
Accumulation Unit Value, End of Period	$7.949	$7.443	$6.908	$8.717	$9.558
Number of Units Outstanding, End of Period	147,733	150,485	267,488	282,860	220,425
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$21.914	$15.899	$11.980	$9.957	$12.665
Accumulation Unit Value, End of Period	$15.899	$11.980	$9.957	$12.665	$15.480
Number of Units Outstanding, End of Period	3,123,925	2,619,796	2,092,548	1,645,710	1,363,914
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	$10.000	$11.357	$9.950	$12.486
Accumulation Unit Value, End of Period	—	$11.357	$9.950	$12.486	$14.007
Number of Units Outstanding, End of Period	—	61,146	295,398	364,847	370,873
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$11.479	$11.977	$12.231	$12.198	$12.092
Accumulation Unit Value, End of Period	$11.977	$12.231	$12.198	$12.092	$12.000
Number of Units Outstanding, End of Period	1,174,166	1,544,144	1,327,970	775,421	469,820
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$22.589	$19.004	$16.376	$11.256	$13.877
Accumulation Unit Value, End of Period	$19.004	$16.376	$11.256	$13.877	$14.466
Number of Units Outstanding, End of Period	7,205,760	6,078,870	4,579,632	3,675,114	2,801,419
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	$10.000
Accumulation Unit Value, End of Period	—	—	—	—	$11.090
Number of Units Outstanding, End of Period	—	—	—	—	49,280
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	—	—	—	$10.000
Accumulation Unit Value, End of Period	—	—	—	—	$12.230
Number of Units Outstanding, End of Period	—	—	—	—	268,452

*	All Variable Sub-Accounts commenced operations on December 4, 1995, with the exception of the AIM V.I. Aggressive Growth - Series I Sub-Account, AIM V.I. Balanced - Series I Sub-Account, AIM V.I. Capital Development - Series I Sub-Account, and AIM V.I. High Yield - Series I Sub-Account, which commenced operations on May 1, 1998, and the AIM V.I. Blue Chip - Series I Sub-Account and AIM V.I. Dent Demographic Trends - Series I Sub-Account, which commenced operations on January 3, 2000, and the AIM V.I. Basic Value - Series I Sub-Account and AIM V.I. Mid Cap Core Equity - Series I Sub-Account, which commenced operations on October 1, 2001 and the AIM V.I. Technology - Series I Sub-Account and AIM V.I. Utilities - Series I Sub-Account which commenced operation on October 15, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative charge of 0.10%.
**	Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.
***	Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

“Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

.9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

39 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 – $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%

N	=	730 days	=	2
365 days

Market Value Adjustment Factor: .9 X (I - J)
X N = .9 X (.045 - .042) X (2) = .0054
Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:
=.0054 X($11,411.66 - $1,000.00) = $56.22
Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 + $56.22 = $11,017.88

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End $10,000.00 X (1.045)/3/ = $11,411.66 of Contract Year 3:

Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.80%

N	=	730 days	=	2
365 days

Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .048) X (2) = - .0054
Market Value Adjustment = Market Value Adjustment
Factor X Amount Subject to Market Value Adjustment:
=-.0054 X($11,411.66 - $1,000.00) = $-56.22
Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 - $56.22 = $10,905.44

40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

Additions, Deletions or Substitutions of Investments

The Contract

Purchase of Contracts

Calculation of Accumulation Unit Values

Net Investment Factor

Calculation of Variable Income Payments

Calculation of Annuity Unit Values

General Matters

Incontestability

Settlements

Safekeeping of the Variable Account’s Assets

Premium Taxes

Tax Reserves

Experts

Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

41 PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$232
Cost of printing and engraving	$0
Legal fees	$0
Accounting fees	$6,600
Mailing fees	$0

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company (“Registrant”) provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16.	EXHIBITS.

(1)(a)	Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 033-62193) dated March 22, 1996.)

(1)(b)	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company (Incorporated herein by reference to Registrant’s Current Report on Form 8-K (File No. 0-31248) dated September 1, 2011.)

(4)(a)	Form of Flexible Premium Deferred Variable Annuity Contract and Application (Incorporated herein by reference to the initial filing of Form N-4 Registration Statement (File No. 033-62203) dated August 28, 1995.)

(4)(b)	Death Benefit Amendatory Endorsement (Incorporated herein by reference to Post-Effective Amendment No. 9 to Form N-4 Registration Statement (File No. 033-62203) dated April 26, 2002.)

(4)(c)	Form of Contract Endorsement (reflecting Allstate as issuer) (Previously filed in the initial Form S-3 Registration Statement (File No. 333-121745) dated December 29, 2004.)

(5)	Opinion and Consent of General Counsel re: Legality of securities being registered filed herewith.

(15)	Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm filed herewith

(23)	Consent of Independent Registered Public Accounting Firm filed herewith

(24)	Powers of Attorney for Don Civgin, Michael S. Downing, Angela K. Fontana, Judith P. Greffin, Wilford J. Kavanaugh, Jesse E. Merten, Harry R. Miller, Samuel H. Pilch, John C. Pintozzi, Steven E. Shebik, Thomas J. Wilson, and Matthew E. Winter. Filed herewith.

(99)(a)	Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company (Previously filed in the initial Form S-3 Registration Statement (File No. 333-121745) dated December 29, 2004.)

(99)(b)	Experts filed herewith

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 10th day of October, 2014.

ALLSTATE LIFE INSURANCE COMPANY

(REGISTRANT)

By:	/S/ANGELA K. FONTANA
Angela K. Fontana
Vice President, General Counsel and
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 10th day of October, 2014.

*DON CIVGIN	Director, President and Chief Executive Officer (Principal Executive Officer)
Don Civgin

*/THOMAS J. WILSON	Director and Chairman of the Board
Thomas J. Wilson

*/JESSE E. MERTEN	Director, Senior Vice President and Chief Financial Officer
Jesse E. Merten	(Principal Financial Officer)

*/MICHAEL S. DOWNING	Director
Michael S. Downing

/S/ ANGELA K. FONTANA	Director
Angela K. Fontana

*/WILFORD J. KAVANAUGH	Director
Wilford J. Kavanaugh

*/JUDITH P. GREFFIN	Director
Judith P. Greffin

*/HARRY R. MILLER	Director
Harry R. Miller

*/SAMUEL H. PILCH	Director, Senior Group Vice President and Controller (Principal Accounting Officer)
Samuel H. Pilch

*/JOHN C. PINTOZZI	Director
John C. Pintozzi

*/STEVEN E. SHEBIK	Director
Steven E. Shebik

*/MATTHEW E. WINTER	Director
Matthew E. Winter

*/By:  Angela K. Fontana, pursuant to power of attorney, filed herewith.

EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.	Description

5	Opinion and Consent of General Counsel re: Legality of securities being registered

15	Letter Re: Unaudited Interim Financial Information from Independent Registered Public Accounting Firm

(23)	Consent of Independent Registered Public Accounting Firm

(24)	Powers of Attorney for Don Civgin, Michael S. Downing, Angela K. Fontana, Judith P. Greffin, Wilford J. Kavanaugh, Jesse E. Merten, Harry R. Miller, Samuel H. Pilch, John C. Pintozzi, Steven E. Shebik, Thomas J. Wilson, and Matthew E. Winter.

(99)(b)	Experts